Consent of Independent Auditors

      We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 8, 1999 for Jefferson Pilot Financial Insurance Company and subsidiaries and April 9, 1999 for JPF Separate Account C in Post-Effective Amendment No. 7 to the Registration Statement (Form S-6 No. 33-72830) and related Prospectus for the registration of units of interest in the JPF Separate Account C under individual and survivorship flexible premium variable life insurance policies offered by Jefferson Pilot Financial Insurance Company.

                                                         /s/ ERNST & YOUNG LLP

Greensboro, North Carolina
April 21, 1999